3rd Quarter 2024 Results Investor Presentation

Cautionary Statements 1 This presentation contains forward-looking statements, as defined by federal securities laws, including, among other forward- looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward- looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; competitive pressures on product pricing and services; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward- looking statements.

Ameris Profile Investment Rationale • Top of peer financial results with culture of discipline – credit, liquidity, expense control, capital • Diversified loan portfolio among geographies and product lines • Strong Southeast markets projected to grow faster than the national average(1) • Stable deposit base with 30.5% noninterest-bearing deposits • Experienced executive team with skills and leadership to continue to grow organically • Focus on shareholder value with 13% annualized tangible book value growth over the last five years Strong History of Earnings 2 Charlotte MSA Tampa MSA Orlando MSA 1 – Census data obtained from S&P Global Market Intelligence Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix $1.16 $1.07 $1.10 $1.17 $1.38 2.01% 1.77% 1.89% 2.25% 1.99% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 3Q23 4Q23 1Q24 2Q24 3Q24 Adjusted Diluted EPS PPNR ROA

3Q 2024 Operating Highlights 3 • Net income of $99.2 million, or $1.44 per diluted share; Adjusted net income (1) of $95.2 million, or $1.38 per diluted share • Net interest income (TE) increased $2.1 million to $215.0 million • PPNR ROA(1) of 1.99% for 3Q24, which includes 8bps positive impact from adjustment items • Growth in tangible book value of $1.72 per share, or 19.1% annualized • TCE ratio(1) of 10.24% • Allowance for credit losses steady at 1.60% of total loans • Net interest margin of 3.51% • Growth in average earning assets of $454.8 million, or 7.6% annualized • Noninterest bearing deposits remain strong at 30.5% of total deposits at September 30, 2024 • Net reduction in wholesale funding (FHLB and brokered) of $196.4 million, or 10.4% • Completed the sale of a pool of mortgage servicing rights recognizing a gain of $5.2 million and reducing exposure to GNMA nonaccrual loans by $85.4 million 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Financial Highlights 4 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix (dollars in thousands, except per share data) Quarter to Date Results Year to Date Results 3Q24 2Q24 Change 3Q23 Change 2024 2023 Change Net Income $ 99,212 $ 90,785 9% $ 80,115 24% $ 264,309 $ 203,171 30% Adjusted Net Income(1) $ 95,187 $ 80,763 18% $ 80,115 19% $ 251,562 $ 202,685 24% Net Income Per Diluted Share $ 1.44 $ 1.32 9% $ 1.16 24% $ 3.83 $ 2.94 30% Adjusted Net Income Per Share(1) $ 1.38 $ 1.17 18% $ 1.16 19% $ 3.64 $ 2.93 24% Return on Assets 1.49% 1.41% 6% 1.25% 20% 1.36% 1.07% 28% Adjusted Return on Assets(1) 1.43% 1.25% 14% 1.25% 15% 1.30% 1.07% 22% Return on Equity 10.91% 10.34% 5% 9.56% 14% 9.98% 8.26% 21% Return on TCE(1) 15.63% 15.00% 4% 14.35% 9% 14.47% 12.49% 16% Adjusted Return on TCE(1) 14.99% 13.35% 12% 14.35% 4% 13.77% 12.46% 11% Efficiency Ratio 53.49% 51.68% 4% 52.21% 2% 53.52% 52.64% 2% Adjusted Efficiency Ratio(1) 54.25% 55.00% -1% 52.02% 4% 54.61% 52.49% 4% Net Interest Margin 3.51% 3.58% -2% 3.54% -1% 3.53% 3.63% -3%

Strong Net Interest Margin 5 • Net interest income (TE) of $215.0 million in 3Q24, compared with $212.9 million in 2Q24 – Interest income (TE) increased $7.8 million – Interest expense increased $5.7 million • 2Q24 margin was positively impacted 0.04% by positive inflation adjustments on TIPS and accelerated accretion on an early bond payoff of $2.3 million • Noninterest bearing deposits remain above historical levels and were 30.5% of total deposits at quarter end Spread Income and Margin Interest Rate Sensitivity • Asset sensitivity is approaching neutrality in anticipation of further FOMC cut in rates: – -0.8% asset sensitivity in -100bps – -0.4% asset sensitivity in -50bps – +0.4% asset sensitivity in +50bps – +0.7% asset sensitivity in +100bps • Approximately $11 billion of total loans reprice within one year through either maturities or floating rate indices • Cumulative weighted-average beta for all non- maturity deposits through this cycle has been 35% $208.7 $207.0 $202.3 $212.9 $215.0 3.54% 3.54% 3.51% 3.58% 3.51% 3.25% 3.50% 3.75% 4.00% 4.25% 4.50% 4.75% 5.00% 5.25% $180.0 $185.0 $190.0 $195.0 $200.0 $205.0 $210.0 $215.0 $220.0 $225.0 $230.0 3Q23 4Q23 1Q24 2Q24 3Q24 Net Interest Income (TE) (in millions) NIM

Diversified Revenue Stream 6 Strong revenue base of net interest income from core banking division Additional revenue provided by our diversified lines of business Mortgage Banking Activity • Mortgage banking activity was 13% of total revenue in 3Q24 • Purchase business represented 84% in 3Q24 due to strong core relationships with builders and realtors • Gain on sale margin decreased to 2.17% in 3Q24 from 2.45% in 2Q24 Other Noninterest Income • Other Noninterest Income has been a stable contributor to total revenue • 3Q24 includes a $5.2 million gain on sale of MSRs; 2Q24 included a $12.6 million gain on conversion of Visa stock and a $4.7 million gain on sale of MSRs • Other Noninterest Income includes: • Fee income from equipment finance group • Gains on sales of SBA loans • BOLI income 77% 79% 75% 71% 76% 13% 12% 15% 15% 13% 10% 9% 10% 14% 11% $271.9 $263.3 $268.2 $301.6 $284.7 0% 20% 40% 60% 80% 100% 120% 3Q23 4Q23 1Q24 2Q24 3Q24 FTE Revenue Sources (in millions) FTE Net Interest Income Mortgage Banking Activity Other Noninterest Income 2.15% 1.93% 2.49% 2.45% 2.17% 0.00% 1.00% 2.00% 3.00% 3Q23 4Q23 1Q24 2Q24 3Q24 Mortgage Gain on Sale Margin

Disciplined Expense Control Adjusted Operating Expenses(1) and Efficiency Ratio(1) Expense Highlights 7 • Management continues to deliver high performing operating efficiency • Adjusted efficiency ratio of 54.25% in 3Q24, compared with 55.00% in 2Q24 • Total adjusted operating expenses decreased $4.6 million in 3Q24 compared with 2Q24 ‒ Decrease of $912,000 in 3Q24 banking division operating expenses primarily due to: ‒ $1.0 million increase in deferred origination costs in our equipment finance division ‒ $749,000 reduction in occupancy and equipment expenses ‒ Offset by a $1.2 million increase in stock- based compensation for performance awards – Net decrease of $3.7 million in 3Q24 lines of business primarily due to variable compensation related to production decreases 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix $101.2 $104.4 $105.4 $110.7 $109.8 $40.3 $35.0 $40.4 $45.6 $41.9 20.0 40.0 60.0 80.0 100.0 120.0 140.0 160.0 180.0 3Q23 4Q23 1Q24 2Q24 3Q24 Adjusted Operating Expenses (in millions) Banking LOBs 52.02% 52.87% 54.56% 55.00% 54.25% 40.00% 45.00% 50.00% 55.00% 60.00% 65.00% 3Q23 4Q23 1Q24 2Q24 3Q24 Adjusted Efficiency Ratio

Strong Core Deposit Base 8 Deposits by Product Type Deposit Type Balance (in 000s) % of Total Count Average per account (in 000’s) NIB 6,670,320 30.5% 306,991 21.7 NOW 3,813,587 17.4% 43,309 88.1 MMDA 6,483,316 29.6% 32,713 198.2 Savings 760,886 3.5% 64,180 11.9 CD 4,151,156 19.0% 41,428 100.2 Total 21,879,265 100% 488,621 44.8 Managed Uninsured Deposit Exposure • Total deposits grew $435.1 million, or 8.1% annualized, during 3Q24 • Brokered deposits increased $403.7 million due to favorable pricing • Noninterest bearing deposits remained strong at 30.5% of total deposits • Uninsured and uncollateralized deposits represent 31.0% of total deposits 3Q24 Highlights Consumer 35% Commercial 44% Public 14% Brokered 7% Deposits by Customer 3Q24 $9.47 (42.9%) $6.82 (31.0%) $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 3Q23 4Q23 1Q24 2Q24 3Q24 Uninsured Deposits (in billions) Uninsured Deposits Uninsured Deposits Excl. Municipal Deposits

Capital Strength 9 Capital Highlights • The Company is well capitalized with minimal unrealized losses in the investment portfolio • TCE Ratio of 10.24% at September 30, 2024 • CET1 ratio is strong at 12.1% • CET1, net of unrealized losses on bond portfolio, remains strong at 12.0% • Net unrealized losses in AFS portfolio were $17.7 million at September 30, 2024, representing approximately 1% of book value • No transfers to held-to-maturity (HTM) portfolio – all securities classified as HTM were previously purchased for CRA purposes • Earnings expected to add between 25 - 35 basis points to capital each quarter assuming flat balance sheet • Repurchase plan announced in October 2024 of $100 million Capital ratios are estimated for most recent period end 9.6% 9.9% 10.2% 10.2% 10.4% 10.8% 11.2% 11.4% 11.7% 12.1% 14.0% 14.5% 14.6% 14.9% 15.3% 3Q23 4Q23 1Q24 2Q24 3Q24 Strong Capital Base Leverage Ratio CET1/Tier 1 Capital Ratio Total Capital Ratio

20.29 20.81 20.44 20.90 22.46 23.69 25.27 26.45 27.46 26.26 26.84 27.89 28.62 29.92 30.79 31.42 32.38 33.64 34.52 35.79 37.51 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 Tangible Book Value Capital and TBV Proven Stewards of Shareholder Value 10 • Management focused on long term growth in TBV(1), such that over the past five years TBV has grown by 13% annualized • TBV increased $1.72 per share in 3Q24: – $1.28 from retained earnings – $0.32 from impact of OCI – $0.12 from all other items including stock compensation • No shares were repurchased during the quarter 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix Equipment Finance Acquisition LION Acquisition CECL Adoption

Loan Diversification and Credit Quality

Diversified Loan Portfolio 3Q24 Loan Portfolio 12 • Loan portfolio is well diversified across loan types and geographies and managed by a seasoned credit staff • Asset quality metrics remain stable and better than historic averages • CRE concentrations declined 4% to 270% in 3Q24 • C&D concentrations declined 5% to 71% in 3Q24 • Non-owner-occupied office loans totaled $1.43 billion at 3Q24, or 6.8% of total loans • Allowance for Credit Losses (ACL) remained steady at 1.60% of total loans during 3Q24 • SNC exposure is limited to less than 2% of loans Portfolio Highlights Agriculture 1% C&I 24% Municipal 2% Consumer 1% Investor CRE 24%OO CRE 9% Construction 11% Multi-Family 6% SFR Mortgage & HELOC 22% Total Loans $21.0 Billion

Loan Balance Changes 3Q24 Loan Balance Changes 13 • Loan balances decreased $28 million during 3Q24, or -0.5% annualized. • Excluding the GNMA MSR sale, loan balances increased 1.5% annualized over 2Q24 • For the year-to-date period, loans increased $695.7 million, or 4.6% annualized (in millions) 1 – Commercial, Financial. Industrial and Agricultural $146 $95 $89 $(5) $(5) $(7) $(85) $(105) $(150) $(200) $(150) $(100) $(50) $- $50 $100 $150 $200 RE - CRE Premium Finance CFIA (1) Municipal Indirect Consumer Warehouse Lending RE - C&D RE - RES GNMA MSR Sale: • Gain of $5.2 million • Sale reduced GNMA nonaccrual mortgages by $85.4 million

Allowance for Credit Losses 14 • The ACL on loans equated to 1.60% of total loans at both 3Q24 and 2Q24 • The ACL on loans totaled $334.5 million at 3Q24, a net decrease of $1.8 million, or -0.5%, from 2Q24 • During 3Q24, a provision expense of $6.1 million was recorded 3Q24 CECL Reserve Reserve Summary (in millions) 3Q24 Allowance Coverage Outstanding Balance (MM's) ACL (MM's) % ACL Gross Loans 20,965.0$ 334.5$ 1.60% Unfunded Commitments 3,469.8$ 30.4$ 0.88% ACL / Total Loans + Unfunded 24,435.0$ 364.8$ 1.49%

Allowance for Credit Losses 15 3Q24 ACL Reserve by Loan Type Reserve Methodology • Moody’s September 2024 Baseline (65%) & S2 adverse (35%) forecast models provided material inputs into ACL • Primary model drivers included: • US and regional unemployment rates & home price indices • US GDP • US and state-level CRE price index for our five-state footprint • US & Regional multifamily vacancy rates Note: OOCRE includes farmland. Investor CRE includes construction loans. Loan Type Net Outstanding (MM's) ACL (MM's) % ACL 6/30/24 ACL (MM's) % ACL Change from 2Q24 CFIA 2,950.0$ 67.9$ 2.30% 66.5$ 2.33% 1.3$ Consumer 210.3$ 4.1$ 1.96% 3.5$ 1.58% 0.7$ Indirect 10.9$ 0.0$ 0.28% 0.0$ 0.17% 0.0$ Municipal 449.6$ 0.2$ 0.04% 0.1$ 0.01% 0.1$ Premium Finance 1,246.5$ 0.6$ 0.05% 0.7$ 0.06% (0.1)$ OOCRE 2,036.8$ 28.8$ 1.41% 29.7$ 1.46% (0.9)$ Investor CRE 8,445.3$ 166.3$ 1.97% 169.8$ 2.02% (3.5)$ RE - RES 4,629.8$ 64.6$ 1.39% 63.8$ 1.34% 0.7$ Warehouse Lending 985.9$ 2.0$ 0.20% 2.1$ 0.20% (0.2)$ Grand Total 20,965.0$ 334.5$ 1.60% 336.2$ 1.60% (1.8)$

NPA / Charge-Off Trend 16 • NPAs, as a percentage of total assets, decreased 30 bps to 0.44% at 3Q24 compared with 0.74% at 2Q24 • Total NPAs decreased $80.3 million, to $117.2 million, primarily a result of the sale of an MSR portfolio which reduced nonaccrual GNMA mortgages by $85.4 million from 2Q24 • Net charge-offs improved to $8.1 million in 3Q24, which equated to an annualized NCO ratio of 0.15% for the quarter 3Q24 Credit Summary ($ in millions) 0.58% 0.69% 0.71% 0.74% 0.44% 0.27% 0.33% 0.38% 0.39% 0.41% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 3Q23 4Q23 1Q24 2Q24 3Q24 Non-Performing Assets NPA / Total Assets NPA x GNMA / Total Assets 0.23% 0.26% 0.25% 0.18% 0.15% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 3Q23 4Q23 1Q24 2Q24 3Q24 Net Charge-Offs Net Charge-offs NCO Ratio (Annualized)

Problem Loan Trends 17 • Total criticized loans (including special mention), excluding GNMA- guaranteed mortgage loans, increased $4.8 million in 3Q24 • For 3Q24, classified loans, excluding GNMA-guaranteed mortgage loans, decreased $4.2 million • Nonperforming loans, excluding GNMA-guaranteed mortgage loans, decreased $2.2 million in 3Q24 • The largest components of criticized loans at 3Q24 were residential mortgages and assisted living facilities Highlights (in millions) Note: Criticized, Classified and Nonperforming loan totals exclude GNMA-guaranteed loans. Ratios expressed as a percent of Total Loans Net of GNMA-backed Mortgage Loans 1.52% 1.64% 1.43% 1.31% 1.34% 0.59% 0.63% 0.76% 0.76% 0.74% 0.33% 0.38% 0.47% 0.48% 0.47% $0 $50 $100 $150 $200 $250 $300 $350 3Q23 4Q23 1Q24 2Q24 3Q24 Criticized Loans Classified Loans Nonperforming Loans % Criticized ACL Coverage 119% Classified ACL Coverage 214% NPL ACL Coverage 336%

Investor CRE Loans

Loan Type	Outstanding (MM's)		% NPL	% PD	Avg Size Commitment (000's)	
Construction Loans:						
RRE - Presold	$	289.5	1.19%	3.62%	$	262.9
RRE - Spec & Models	$	217.6	0.00%	0.00%	$	251.8
RRE - Lots & Land	$	119.0	0.01%	0.37%	$	461.1
RRE - Subdivisions	$	26.6	0.00%	0.00%	$	1,264.7
Sub-Total RRE Construction	**$**	**652.6**	**0.53%**	**1.67%**	**$**	**290.8**
CML - Improved	$	1,531.1	0.01%	0.00%	$	8,650.5
CML - Raw Land & Other	$	48.3	0.66%	0.31%	$	284.0
Sub-Total CRE Construction	**$**	**1,579.4**	**0.03%**	**0.01%**	**$**	**4,700.6**
Total Construction Loans	**$**	**2,232.0**	**0.18%**	**0.50%**	**$**	**861.1**
Term Loans:						
Office	$	1,187.6	0.05%	0.26%	$	2,918.0
Multi-Family	$	1,297.4	0.00%	0.00%	$	6,619.6
Anchored Retail	$	1,092.4	0.00%	0.00%	$	5,573.3
Warehouse / Industrial	$	711.9	0.00%	0.00%	$	3,149.9
Hotels / Motels	$	432.6	0.60%	0.00%	$	4,505.8
General Retail	$	926.4	0.01%	0.01%	$	1,722.0
Mini-Storage Warehouse	$	339.0	0.00%	0.00%	$	3,606.2
Assisted Living Facilities	$	115.0	0.00%	0.00%	$	6,767.5
Misc CRE (Church, etc)	$	110.9	0.00%	0.00%	$	1,143.2
Sub-Total CRE Term Loans	**$**	**6,213.2**	**0.05%**	**0.05%**	**$**	**3,380.4**
Grand Total Investor CRE Loans	**$**	**8,445.2**	**0.09%**	**0.17%**	**$**	**1,906.4**



Multi-Family 6%
Construction 11%
Investor CRE 23%

Highlights

- Non-Owner Occupied CRE portfolio is well diversified
- Over 80% of CRE loans are located in MSAs in the Bank's five-state footprint, which exhibit population growth forecasts exceeding the national average
- Overall, past dues for investor CRE loans were 0.17% and NPLs 0.09% at 3Q24

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Office Portfolio • Central Business District (CBD) locations represented 8% of Investor properties; Charleston, SC, Orlando, FL and Tampa, FL represent the largest CBD MSAs (83% of total CBD properties) • The portion of the ACL allocated to Investor office loans decreased from 2.84% to 2.75% * Results based on term loans > $1 million, or 90% of total loans19 Construction $246.3 Investor CRE $1,188.0 Owner- Occupied $459.2 Total Office Portfolio by Loan Type $- $100 $200 $300 $400 $500 2024 2025 2026 2027 2028 and beyond Scheduled Investor Office Maturities Fixed Rate Variable Rate Outstanding 1.43B Unfunded 0.16B Total Commited Exposure 1.59B Allowance Coverage 2.75% PD Ratio 0.22% NPL Ratio 0.04% Criticized Ratio 0.95% Criticized ACL Coverage 288% Average LTV* 60% Average DSC* 1.62 Class A, Essential Use, & Medical 69% Investor Office Class A 32% Essential Use 19% Medical 19% Class B 28% Class C 2% Investor Office Portfolio by Property Class *

Equipment Finance Portfolio 20 • Total loans were $1.48 billion, or 7.0% of the Bank’s total portfolio • The overall average loan size was $55,400 • Loan production totaled $181.9 million in 3Q24; the average FICO score on new loans was 748 • 30-89 day accruing past due loans improved to 0.70% of total loans • Non-performing loans were 0.32% of total loans • The portion of the ACL attributed to the Equipment Finance division totaled $53.2 million, or 3.61% of loans Highlights (in millions) 0.85% 1.01% 1.11% 0.82% 0.70% 0.39% 0.41% 0.29% 0.29% 0.32% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 3Q23 4Q23 1Q24 2Q24 3Q24 30-89 days Accruing Past Dues Non-Performing Loans $1,210 $1,287 $1,351 $1,421 $1,475 $157 $200 $182 $188 $182 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 3Q23 4Q23 1Q24 2Q24 3Q24 Total Loans (MM's) Quarterly Originations (MM's)

Appendix

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	Quarter to Date			Year to Date	
	3Q24	2Q24	3Q23	2024	2023
Net Income	$ 99,212	$ 90,785	$ 80,115	$ 264,309	$ 203,171
Adjustment items					
Gain on sale of MSR	(5,245)	(4,713)	-	(9,958)	-
Gain on conversion of Visa Class B-1 stock	-	(12,554)	-	(12,554)	-
Gain on BOLI proceeds	-	(466)	-	(1,464)	(486)
FDIC special assessment	-	(895)	-	2,014	-
Natural disaster expenses	150	-	-	150	-
Tax effect of adjustment items	1,070	3,814	-	4,273	-
After tax adjustment items	(4,025)	(14,814)	-	(17,539)	(486)
Tax expense attributable to BOLI restructuring	-	4,792	-	4,792	-
Adjusted Net Income	$ 95,187	$ 80,763	$ 80,115	$ 251,562	$ 202,685
Weighted average number of shares - diluted	69,066,298	69,013,834	68,994,247	69,031,666	69,129,921
Net income per diluted share	$ 1.44	$ 1.32	$ 1.16	$ 3.83	$ 2.94
Adjusted net income per diluted share	$ 1.38	$ 1.17	$ 1.16	$ 3.64	$ 2.93
Average assets	26,442,984	25,954,808	25,525,913	25,899,617	25,426,064
Return on average assets	1.49%	1.41%	1.25%	1.36%	1.07%
Adjusted return on average assets	1.43%	1.25%	1.25%	1.30%	1.07%
Average common equity	3,618,052	3,530,869	3,324,960	3,537,559	3,289,706
Average tangible common equity	2,525,421	2,433,958	2,214,775	2,440,619	2,174,958
Return on average common equity	10.91%	10.34%	9.56%	9.98%	8.26%
Return on average tangible common equity	15.63%	15.00%	14.35%	14.47%	12.49%
Adjusted return on average tangible common equity	14.99%	13.35%	14.35%	13.77%	12.46%

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Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	Quarter to Date 3Q24	2Q24	1Q24	4Q23	3Q23	Year to Date 2024	2023
Adjusted Noninterest Expense							
Total noninterest expense	$ 151,777	$ 155,357	$ 148,711	$ 149,011	$ 141,446	$ 455,845	$ 429,270
Adjustment items:							
FDIC special assessment	-	895	(2,909)	(11,566)	-	(2,014)	-
Natural disaster expenses	(150)	-	-	-	-	(150)	-
Gain on sale of premises	-	-	-	1,903	-	-	-
Adjusted noninterest expense	$ 151,627	$ 156,252	$ 145,802	$ 139,348	$ 141,446	$ 453,681	$ 429,270
Total Revenue							
Net interest income	$ 214,060	$ 211,921	$ 201,388	$ 206,101	$ 207,751	$ 627,369	$ 628,943
Noninterest income	69,709	88,711	65,878	56,248	63,181	224,298	186,580
Total revenue	$ 283,769	$ 300,632	$ 267,266	$ 262,349	$ 270,932	$ 851,667	$ 815,523
Adjusted Total Revenue							
Net interest income (TE)	$ 215,028	$ 212,881	$ 202,338	$ 207,048	$ 208,701	$ 630,247	$ 631,776
Noninterest income	69,709	88,711	65,878	56,248	63,181	224,298	186,580
Total revenue (TE)	$ 284,737	$ 301,592	$ 268,216	$ 263,296	$ 271,882	$ 854,545	$ 818,356
Adjustment items:							
(Gain) loss on securities	8	(12,335)	7	288	16	(12,320)	16
Gain on BOLI proceeds	(5,245)	(4,713)	-	-	-	(9,958)	-
Gain on sale of mortgage servicing rights	-	(466)	(998)	-	-	(1,464)	(486)
Adjusted total revenue (TE)	$ 279,500	$ 284,078	$ 267,225	$ 263,584	$ 271,898	$ 830,803	$ 817,886
Efficiency ratio	53.49%	51.68%	55.64%	56.80%	52.21%	53.52%	52.64%
Adjusted efficiency ratio (TE)	54.25%	55.00%	54.56%	52.87%	52.02%	54.61%	52.49%

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24 Reconciliation of GAAP to Non-GAAP Measures (dollars in thousands) 3Q24 2Q24 1Q24 4Q23 3Q23 Total shareholders' equity 3,681,368$ 3,566,614$ 3,484,738$ 3,426,747$ 3,347,069$ Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 74,941 79,120 83,527 87,949 92,375 Total tangible shareholders' equity 2,590,781$ 2,471,848$ 2,385,565$ 2,323,152$ 2,239,048$ Period end number of shares 69,067,019 69,066,573 69,115,263 69,053,341 69,138,461 Book value per share (period end) 53.30$ 51.64$ 50.42$ 49.62$ 48.41$ Tangible book value per share (period end) 37.51$ 35.79$ 34.52$ 33.64$ 32.38$ Total assets $ 26,399,782 $ 26,520,728 $ 25,655,445 $ 25,203,699 $ 25,697,830 Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 74,941 79,120 83,527 87,949 92,375 Total tangible assets 25,309,195$ 25,425,962$ 24,556,272$ 24,100,104$ 24,589,809$ Equity to Assets 13.94% 13.45% 13.58% 13.60% 13.02% Tangible Common Equity to Tangible Assets 10.24% 9.72% 9.71% 9.64% 9.11% Quarter to Date

25 Reconciliation of GAAP to Non-GAAP Measures (dollars in thousands) 3Q24 2Q24 1Q24 4Q23 3Q23 2024 2023 Net income 99,212$ 90,785$ 74,312$ 65,934$ 80,115$ 264,309$ 203,171$ Plus: Income taxes 26,673 35,717 23,138 24,452 24,912 85,528 63,378 Provision for credit losses 6,107 18,773 21,105 22,952 24,459 45,985 119,704 Pre-tax pre-provision net revenue (PPNR) 131,992$ 145,275$ 118,555$ 113,338$ 129,486$ 395,822$ 386,253$ Average Assets $ 26,442,984 $ 25,954,808 $ 25,295,088 $ 25,341,990 $ 25,525,913 $25,899,617 $25,426,064 Return on Average Assets (ROA) 1.49% 1.41% 1.18% 1.03% 1.25% 1.36% 1.07% PPNR ROA 1.99% 2.25% 1.89% 1.77% 2.01% 2.04% 2.03% Quarter to Date Year to Date

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	3Q24	2Q24	1Q24	4Q23	3Q23	As of 2Q23	1Q23	4Q22	3Q22	2Q22	1Q22
Total shareholders' equity	$3,681,368	$3,566,614	$3,484,738	$3,426,747	$3,347,069	$3,284,630	$3,253,195	$3,197,400	$3,119,070	$3,073,376	$3,007,159
Less:											
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,023,071	1,023,056	1,022,345
Other intangibles, net	74,941	79,120	83,527	87,949	92,375	96,800	101,488	106,194	110,903	115,613	120,757
Total tangible shareholders' equity	$2,590,781	$2,471,848	$2,385,565	$2,323,152	$2,239,048	$2,172,184	$2,136,061	$2,075,560	$1,985,096	$1,934,707	$1,864,057
Period end number of shares	69,067,019	69,066,573	69,115,263	69,053,341	69,138,461	69,139,783	69,373,863	69,369,050	69,352,709	69,360,461	69,439,084
Book value per share (period end)	$ 53.30	$ 51.64	$ 50.42	$ 49.62	$ 48.41	$ 47.51	$ 46.89	$ 46.09	$ 44.97	$ 44.31	$ 43.31
Tangible book value per share (period end)	$ 37.51	$ 35.79	$ 34.52	$ 33.64	$ 32.38	$ 31.42	$ 30.79	$ 29.92	$ 28.62	$ 27.89	$ 26.84

	4Q21	3Q21	2Q21	1Q21	4Q20	As of 3Q20	2Q20	1Q20	4Q19	3Q19
Total shareholders' equity	$2,966,451	$2,900,770	$2,837,004	$2,757,596	$2,647,088	$2,564,683	$2,460,130	$2,437,150	$2,469,582	$2,420,723
Less:										
Goodwill	1,012,620	928,005	928,005	928,005	928,005	928,005	928,005	931,947	931,637	911,488
Other intangibles, net	125,938	60,396	63,783	67,848	71,974	76,164	80,354	85,955	91,586	97,328
Total tangible shareholders' equity	$1,827,893	$1,912,369	$1,845,216	$1,761,743	$1,647,109	$1,560,514	$1,451,771	$1,419,248	$1,446,359	$1,411,907
Period end number of shares	69,609,228	69,635,435	69,767,209	69,713,426	69,541,481	69,490,546	69,461,968	69,441,274	69,503,833	69,593,833
Book value per share (period end)	$ 42.62	$ 41.66	$ 40.66	$ 39.56	$ 38.06	$ 36.91	$ 35.42	$ 35.10	$ 35.53	$ 34.78
Tangible book value per share (period end)	$ 26.26	$ 27.46	$ 26.45	$ 25.27	$ 23.69	$ 22.46	$ 20.90	$ 20.44	$ 20.81	$ 20.29

26

Ameris Bancorp Press Release & Financial Highlights September 30, 2024